Exhibit 10.1

APIMEDS PHARMACEUTICALS US, INC.

November 3, 2021

Apico Inc.

PO Box 127

Middlebury, VT 05753

Attn: Charles Mraz

Re: Supply of Apis Mellifera venom.

Dear Mr. Mraz,

This letter agreement is intended to memorialize our mutual understanding with respect to our business relationship. You agree that, for a period of ten years from the date of this letter agreement, you will not supply Apis Mellifera venom for any pharmaceutical use to any party other than Apimeds Pharmaceuticals US, Inc.; provided you may supply to Apimeds, Inc. (Korea) for their use outside of the United States. This agreement specifically excludes customers using venom for immunology, cosmetic or any other "non-pharmaceutical" use.

We each agree that we will collaborate in good faith with the goal of establishing your long-term supply and capacity of dried venom production through expansion of your current operations (through headcount, capital or otherwise) and establishment of secondary back up sources.

This agreement can be terminated upon mutual written consent of both Parties.

This letter agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of laws principles.

APIMEDS PHARMACEUTICALS US, INC.

/s/ Scott Hollander
Name: Scott Hollander
Title: Chief Executive Officer

Accepted and Agreed:
APICO INC.

/s/ Charles Mraz
Name: Charles Mraz
Title: Owner